UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2015
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders
At the special meeting of shareholders of Forest City Enterprises, Inc. (the “Company”) held on October 20, 2015 (the “Special Meeting”), the Company’s shareholders voted on and approved the proposals that were described in detail in the proxy statement/prospectus dated September 17, 2015. In accordance with the Company's articles of incorporation, holders of Class A common stock have one vote per share and holders of Class B common stock have ten votes per share. Accordingly, the vote counts for the stockholder vote on all matters reflect ten votes with respect to each share of the Company's Class B common stock. At the Special Meeting, 219,072,937 shares of Class A common stock representing 219,072,937 votes and 18,191,597 shares of Class B common stock representing 181,915,970 votes were represented in person or by proxy. These shares represented a quorum. The matters presented to shareholders for vote at the Special Meeting and the voting tabulation for each such matter were as follows:

1:
A proposal to approve and adopt the Agreement and Plan of Merger dated as of September 15, 2015, by and among the Company, Forest City Realty Trust, Inc. (the “REIT”), FCILP, LLC and FCE Merger Sub, Inc. (“Merger Sub”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company in a manner in which the Company will survive as a subsidiary of the REIT and holders of shares of common stock of the Company will receive corresponding shares of common stock of the REIT.

	For	Against	Abstain
Class A	206,259,721	11,703,789	1,109,427
Class B	179,022,800	2,891,550	1,620

2:
A proposal to adopt an amendment to the Company’s articles of incorporation to add provisions necessary to authorize the Company to declare and pay a special dividend part in stock and part in cash in a manner in which shareholders may receive the dividend in different forms (i.e., cash vs. stock) based on their individual elections.

	For	Against	Abstain
Class A	206,260,659	11,708,869	1,103,409
Class B	179,022,980	2,891,550	1,440

3:
A proposal to approve a provision in the amended and restated REIT charter that will be in effect as of the effective time of the Merger (the “REIT Charter”) authorizing the REIT board of directors, without shareholder approval, to amend the REIT Charter to increase or decrease the aggregate number of shares of REIT stock or the number of shares of any class or series of shares of REIT stock that the REIT is authorized to issue.

	For	Against	Abstain
Combined Class A and Class B	273,811,474	126,062,442	1,114,991

4:
A proposal to approve a provision in the REIT Charter and a provision in the amended and restated REIT bylaws that will be in effect as of the effective time of the Merger (the “REIT Bylaws”) granting the REIT board of directors, with certain limited exceptions described in the proxy statement/prospectus, exclusive power to amend the REIT Bylaws.

	For	Against	Abstain
Combined Class A and Class B	256,151,958	143,723,414	1,113,535

5:	A proposal to approve a provision in the REIT Bylaws that sets the threshold for REIT shareholders to call a special meeting of shareholders at a majority of all votes entitled to be cast.

	For	Against	Abstain
Combined Class A and Class B	248,042,889	151,834,610	1,111,408

6:
A proposal to adjourn the Special Meeting (or any adjournment or postponement thereof), if necessary (as determined by the Company’s board of directors), for further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting to approve one or more of the foregoing proposals.

	For	Against	Abstain
Combined Class A and Class B	303,311,361	96,568,875	1,108,671
Although this proposal was approved, adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve all proposals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	October 20, 2015	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer